       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 3, 2001
                                                    REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------
                                   ADVANCEPCS
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                        75-2493381
      (State or other jurisdiction                          (I.R.S. Employer
    of incorporation or organization)                     Identification Number)

       5215 NORTH O'CONNOR BOULEVARD                               75039
                SUITE 1600                                       (Zip Code)
              IRVING, TEXAS
(Address of principal executive offices)

                             ADVANCE PARADIGM, INC.
                AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                                DAVID D. HALBERT
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                    5215 NORTH O'CONNOR BOULEVARD, SUITE 1600
                               IRVING, TEXAS 75039
                                 (469) 420-6000
                   (Name and address, including zip code, and
                     telephone number of agent for service)

                                   Copies to:
                          J. KENNETH MENGES, JR., P.C.
                                  ALAN M. UTAY
                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P
                         1700 PACIFIC AVENUE, SUITE 4100
                            DALLAS, TEXAS 75201-4675
                                 (214) 969-2800
                             ----------------------

                         CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                            PROPOSED MAXIMUM       PROPOSED MAXIMUM     AMOUNT OF
         TITLE OF SECURITIES             AMOUNT TO BE     OFFERING PRICE PER     AGGREGATE OFFERING    REGISTRATION
           TO BE REGISTERED              REGISTERED(1)         SHARE(2)              PRICE(2)              FEE
-------------------------------------    -------------    ------------------     ------------------    -----------
Class A Common Stock, par value $0.01      3,000,000             $60.11              $180,330,000          $45,083
==================================================================================================================


(1) Issuable upon exercise of options available for grant under the Plan. This registration statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment provisions of the plan.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h). The calculation of the proposed maximum offering price is based upon the average of the high and low sales prices of the Class A common stock of AdvancePCS on May 1, 2001, as reported by the Nasdaq National Market.

================================================================================

INCORPORATION OF DOCUMENTS BY REFERENCE

         This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 has been filed with the Securities and Exchange Commission on September 5, 1997, July 20, 1999 and January 28, 2000, relating to the same employee benefit plan. Accordingly, pursuant to General Instruction E of Form S-8 promulgated under the Securities Act of 1933, as amended, the contents of the Registration Statement on Form S-8 (File No. 333-34999), the Registration Statement on Form S-8 (File No. 333-83225) and the Registration Statement on Form S-8 (File No. 333-95569), filed with the Securities and Exchange Commission on September 5, 1997, July 20, 1999 and January 28, 2000 respectively, are incorporated herein by reference. Capitalized terms used herein but not defined shall have the meanings assigned to them by the incorporated document. In addition, we are incorporating by reference the documents listed below, all filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date we file this registration statement and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold:

         o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on February 28, 2001;

         o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on February 23, 2001;

         o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on February 16, 2001;

         o our Quarterly Report on Form 10-Q for the quarter ended December 31, 2000 as filed with the Securities and Exchange Commission on February 14, 2001;

         o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 14, 2000 and as amended on February 16, 2001;

         o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 11, 2000;

         o our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 as filed with the Securities and Exchange Commission on November 14, 2000;

         o our Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on November 6, 2000;

         o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 16, 2000 and as amended on October 26, 2000, December 15, 2000 and February 16, 2001;

         o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 19, 2000 and as amended on September 18, 2000 and October 26, 2000;

         o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 31, 2000;

         o our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 as filed with the Securities and Exchange Commission on August 14, 2000;

         o our Annual Report on Form 10-K for the fiscal year ended March 31, 2000 as filed with the Securities and Exchange Commission on June 29, 2000 and as amended on July 28, 2000;

         o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 5, 2000; and

         o the description of our Class A common stock, which is contained in our Registration Statement on Form 8-A/A as filed with the Securities and Exchange Commission on December 14, 2000.

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN

         Amendment No. 1 to the Amended and Restated Incentive Stock Option Plan increases the number of shares available for grant under the plan by 3,000,000 shares. A copy of Amendment No. 1 to the Amended and Restated Incentive Stock Option Plan is attached to this registration statement as Exhibit 4.5.

EXHIBITS

EXHIBIT NO.           DESCRIPTION OF EXHIBITS

4.1 Form of Class A Stock Certificate of Common Stock of AdvancePCS (incorporated by reference to Exhibit 4.1 of AdvancePCS's Registration Statement on Form 8-A/A as filed with the Securities and Exchange Commission on December 14, 2000.

4.2 Second Amended and Restated Certificate of Incorporation of AdvancePCS (incorporated by reference to Exhibit 99.1 of AdvancePCS's Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 11,
                      2000).

4.3 Second Amended and Restated Bylaws of AdvancePCS (incorporated by reference to Exhibit 3.1 of AdvancePCS's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 16, 2000).

4.4 Amended and Restated Incentive Stock Option Plan (incorporated by reference from AdvancePCS's Proxy Statement, as filed with the Securities and Exchange Commission on October 22, 1999).

4.5*                  Amendment No. 1 to Amended and Restated Incentive Stock
                      Option Plan.

5*                    Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*                 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                      (included in Exhibit 5).

23.2*                 Consent of Arthur Andersen LLP.

23.3*                 Consent of Ernst & Young.

24* Power of Attorney (included on the signature pages of this registration statement).

---------------

*Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on May 3, 2001.

                                   ADVANCEPCS


                                   By: DAVID D. HALBERT
                                       -----------------------------------------
                                       David D. Halbert
                                       Chairman of the Board and Chief Executive
                                       Officer

         Each person whose signature appears below constitutes and appoints David D. Halbert and T. Danny Phillips, and each of them, with the power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits and other documents relating thereto, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 3, 2001.


Signature                                                        Title
---------                                                        -----


  DAVID D. HALBERT                                               Chairman of the Board and Chief Executive
-------------------------------------------------                Officer (Principal Executive Officer)
David D. Halbert


  JON S. HALBERT                                                 Vice Chairman, e-Business and Technology
-------------------------------------------------                and Director
Jon S. Halbert


  T. DANNY PHILLIPS                                              Chief Financial Officer and Executive Vice
-------------------------------------------------                President (Principal Financial and Accounting
T. Danny Phillips                                                Officer)

  DAVID A. GEORGE                                                President and Director
-------------------------------------------------
David A. George


  RAMSEY A. FRANK                                                Director
-------------------------------------------------
Ramsey A. Frank



  STEPHEN L. GREEN                                               Director
-------------------------------------------------
Stephen L. Green


  DAVID R. JESSICK                                               Director
-------------------------------------------------
David R. Jessick


  PAUL S. LEVY                                                   Director
-------------------------------------------------
Paul S. Levy


  ROBERT G. MILLER                                               Director
-------------------------------------------------
Robert G. Miller


  JEAN-PIERRE MILLON                                             Director
-------------------------------------------------
Jean-Pierre Millon


  MICHAEL D. WARE                                                Director
-------------------------------------------------
Michael D. Ware

                                INDEX TO EXHIBITS



EXHIBIT
NUMBER                DESCRIPTION OF EXHIBITS
-------               -----------------------


4.1                   Form of Class A Stock Certificate of Common Stock of
                      AdvancePCS (incorporated by reference to Exhibit 4.1 of AdvancePCS's Registration Statement on Form 8-A/A as filed with the Securities and Exchange Commission on December
                      14, 2000.

4.2 Second Amended and Restated Certificate of Incorporation of AdvancePCS (incorporated by reference to Exhibit 99.1 of AdvancePCS's Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 11,
                      2000).

4.3                   Second Amended and Restated Bylaws of AdvancePCS
                      (incorporated by reference to Exhibit 3.1 of AdvancePCS's
                      Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 16, 2000).

4.4                   Amended and Restated Incentive Stock Option Plan
                      (incorporated by reference from AdvancePCS's Proxy
                      Statement, as filed with the Securities and Exchange
                      Commission on October 22, 1999).

4.5*                  Amendment No. 1 to Amended and Restated Incentive Stock
                      Option Plan.

5*                    Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*                 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                      (included in Exhibit 5).

23.2*                 Consent of Arthur Andersen LLP.

23.3*                 Consent of Ernst & Young.

24* Power of Attorney (included on the signature pages of this registration statement).



---------------
*Filed herewith